                                                                     EXHIBIT 4.4

                              THE DIAL CORPORATION
                             401(k) PLAN FOR HOURLY
                                    EMPLOYEES

              AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998

                              THE DIAL CORPORATION
                             401(K) PLAN FOR HOURLY
                                    EMPLOYEES

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I. - PURPOSE......................................................................................       1


ARTICLE II. - DEFINITIONS AND CONSTRUCTION................................................................       1

   2.1     DEFINITIONS....................................................................................       1
   2.2     CONSTRUCTION...................................................................................       9

ARTICLE III. - PARTICIPATION..............................................................................       9

   3.1     PARTICIPATION..................................................................................       9
   3.2     TERMINATION OF EMPLOYMENT......................................................................       9
   3.3     TRANSFER.......................................................................................      10

ARTICLE IV. - CONTRIBUTIONS...............................................................................      10

   4.1     EMPLOYER CONTRIBUTIONS.........................................................................      10
   4.2     CODE SECTION 401(K) WAGE REDUCTION.............................................................      11
   4.3     EMPLOYEE CONTRIBUTIONS.........................................................................      12
   4.4     AFTER-TAX WAGE REDUCTION.......................................................................      12
   4.5     ROLLOVER CONTRIBUTIONS.........................................................................      13

ARTICLE V. - ALLOCATIONS TO PARTICIPANT'S ACCOUNTS........................................................      13

   5.1     INDIVIDUAL ACCOUNTS............................................................................      13
   5.2     ACCOUNT ADJUSTMENTS............................................................................      14
   5.3     ACTUAL DEFERRAL PERCENTAGE TEST................................................................      16
   5.4     AVERAGE CONTRIBUTION PERCENTAGE TEST...........................................................      17
   5.5     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.................................................      18
   5.6     DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS......................................................      19
   5.7     DISTRIBUTION OF EXCESS CONTRIBUTIONS...........................................................      20
   5.8     RECHARACTERIZATION.............................................................................      20
   5.9     MAXIMUM ADDITIONS..............................................................................      20
   5.10    RECOGNITION OF DIFFERENT INVESTMENT FUNDS......................................................      22

ARTICLE VI. - BENEFITS....................................................................................      22

   6.1     ENTITLEMENT TO BENEFITS........................................................................      22
   6.2     DEATH..........................................................................................      22
   6.3     PAYMENT OF BENEFITS............................................................................      23
   6.4     DESIGNATION OF BENEFICIARY.....................................................................      23
   6.5     WITHDRAWALS....................................................................................      24
   6.6     SPOUSAL CONSENT................................................................................      26
   6.7     DEBITING OF INVESTMENT FUNDS...................................................................      26
   6.8     REQUIRED DISTRIBUTIONS.........................................................................      26
   6.9     DISTRIBUTION REQUIREMENTS......................................................................      26
   6.10    ELIGIBLE ROLLOVER DISTRIBUTIONS................................................................      27

ARTICLE VII. - INVESTMENT OPTIONS, TRUST FUND.............................................................      28

   7.1     INVESTMENT OPTIONS.............................................................................      28

                                                                                                               Page
                                                                                                               ----
   7.2     INVESTMENT OF CONTRIBUTIONS....................................................................      28
   7.3     INVESTMENT TRANSFERS...........................................................................      28
   7.4     TRANSFER OF ASSETS.............................................................................      29
   7.5     TRUST FUND.....................................................................................      29
   7.6     TENDER OFFERS..................................................................................      29
   7.7     VOTING OF STOCK................................................................................      29
   7.8     SPECIAL RULES FOR FINOVA STOCK.................................................................      30
   7.9     SPECIAL RULES FOR VIADCORP STOCK FUND..........................................................      31

ARTICLE VIII. - ADMINISTRATION OF THE PLAN................................................................      31

   8.1     ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION...............      32
   8.2     APPOINTMENT OF COMMITTEE.......................................................................      32
   8.3     AUTHORITY OF COMMITTEE.........................................................................      33
   8.4     ACTION BY THE RETIREMENT COMMITTEE.............................................................      33
   8.5     EMPLOYMENT OF THIRD PARTIES....................................................................      34
   8.6     ALLOCATION AND DELEGATION......................................................................      34
   8.7     REPORTS........................................................................................      34
   8.8     CLAIMS PROCEDURE...............................................................................      34
   8.9     APPLICATION AND FORMS FOR BENEFITS.............................................................      34
   8.10    FACILITY OF PAYMENT............................................................................      35
   8.11    INDEMNIFICATION................................................................................      35

ARTICLE IX. - MISCELLANEOUS...............................................................................      35

   9.1     NONGUARANTEE OF EMPLOYMENT.....................................................................      35
   9.2     RIGHTS TO TRUST ASSETS.........................................................................      35
   9.3     NONALIENATION OF BENEFITS......................................................................      35
   9.4     NONFORFEITABILITY OF BENEFITS..................................................................      36

ARTICLE X. - AMENDMENTS AND ACTION BY EMPLOYER............................................................      36

   10.1     AMENDMENTS....................................................................................      36
   10.2     ADMINISTRATIVE DISCRETION AND MANDATORY PROCEDURES............................................      36

ARTICLE XI. - SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS.....................................      37

   11.1     SUCCESSOR EMPLOYER............................................................................      37
   11.2     CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATIONS OF PLANS...................................      37

ARTICLE XII. - PLAN TERMINATION...........................................................................      37

   12.1     RIGHT TO TERMINATE............................................................................      37
   12.2     PARTIAL TERMINATION...........................................................................      38
   12.3     LIQUIDATION OF THE TRUST FUND.................................................................      38

ARTICLE XIII. - ADOPTION OF PLAN..........................................................................      38

   13.1     ADOPTION AGREEMENT............................................................................      38

APPENDIX A................................................................................................       I


PLAN SUPPLEMENTS..........................................................................................      II

                              THE DIAL CORPORATION
                             401(K) PLAN FOR HOURLY
                                    EMPLOYEES

                              ARTICLE I. - PURPOSE

         This Plan has been established, effective as of October 1, 1991, to receive a direct transfer of assets from The Dial Corporation 401(k) Plan and thereafter to allow Participants to continue to elect to make Internal Revenue Code Section 401(k) pretax contributions and also to begin receiving related Company matching contributions, as provided hereunder in accordance with the collective bargaining agreementS applicable to this Plan. Except as otherwise provided, the Plan provisions set forth herein are applicable only to Eligible Employees in the employ of the Company on or after October 1, 1991. With respect to any Participant who has a balance transferred directly to this Plan from The Dial Corporation 401(k) Plan, as well as with respect to such transferred balance and investment adjustments to that balance, this Plan, to the full extent legally required, shall be treated as a continuation of such transferor plan, shall include all the Participant's years of active participation in such transferor plan prior to his or her participation in this Plan, and shall preserve all valuable rights of the Participant that are legally protected, as well as all withdrawal restrictions that are legally required to be maintained.

         Pursuant to the terms and provisions of that certain Distribution Agreement entered into between The Dial Corp (hereinafter referred to by its post-Distribution name, "ViadCorp"), The Dial Corporation, a newly formed corporation, and Exhibitgroup/Giltspur, Inc. (the "Distribution Agreement"), ViadCorp will spin-off The Dial Corporation to ViadCorp's shareholders as of the "Distribution Date" as determined in accordance with the Distribution Agreement. Under the terms of the Distribution Agreement, the assets and the liabilities of the Dial Consumer Products Group, including the assets and liabilities of this Plan, will be exchanged for all of The Dial Corporation's (hereinafter referred to as the "Company") common stock in a tax free reorganization and the common stock will be distributed to all of the outstanding shareholders of ViadCorp in a tax free spin-off. The Plan is hereby restated and amended to comply with the terms of the Distribution Agreement and to provide for the assumption of all assets and liabilities for benefits payable by the Plan by the Company effective as of the Cut-off Date as defined in the Distribution Agreement determined to be July 31, 1996.

                   ARTICLE II. - DEFINITIONS AND CONSTRUCTION

2.1      DEFINITIONS

         Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

         (a) Account (s): One or all of the Employee Contribution Account, Wage Reduction Contribution Account, Employer Contribution Account, and Vested Rollover Contribution Account, as the case may be, and as appropriate in the context of each provision of the Plan containing such term, for each Participant.

         (b) Actual Deferral Percentage: Shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and (2) at the election of the employer, Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         (c) Adoption Agreement: The agreement executed by an Affiliate Employer in order to adopt the Plan pursuant to the provisions of Article XIII.

         (d) Affiliate: A subsidiary of the Company.

         (e) Aggregate Limit: The sum of (i) 125 percent of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year or the ACP of Non-Highly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.

         (f) Annual Additions: With respect to each Limitation Year, the total of the Employer Contributions allocated to a Participant's Wage Reduction Contribution Account and Employer Contribution Account, plus the amount of after-tax contribution, if any, the Participant made for such Limitation Year to a Participant's Employee Contribution Account.

         (g) Authorized Leave of Absence: Any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns to employment with the Employer or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of Federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

         (h) Average Contribution Percentage: The average of the Contribution Percentages of the Eligible Participants in a group.

         (i) Beneficiary: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.4 to receive any death benefit payable under this Plan.

         (j) CODA: A cash or deferred arrangement as described in Section 401(k) of the Code.

         (k) Code: The Internal Revenue Code of 1986, as amended.

         (l) Committee: The Retirement Committee appointed to administer the Plan pursuant to Article VIII.

         (m) Compensation: the total of all amounts paid to a Participant by the Employer for personal services including for regular hours, vacation, sick, temporary disability, bereavement, military, jury, holiday, birthday and retro pay to the extent and as would be reported on the Participant's Federal Income Tax Withholding Statement (Form W-2) had the Participant not been a Participant under the Plan or any other plan sponsored by the Employer which is qualified under Section 125 or Section 129 of the Code exclusive of fringe benefits, overtime and bonuses, if any, and excluding any benefits paid under this Plan, provided that for purposes of allocating the Employer's contribution for the Plan Year in which a Participant begins or resumes Participation, Compensation allocable to time periods before his or her Participation began or resumed shall be disregarded.

         The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Code. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply except in applying such rules, the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

         In addition to the other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 annual compensation limit". The "OBRA '93 annual compensation limit" is One Hundred Fifty Thousand Dollars ($150,000.00) as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect in that prior determination period. For this purpose, for determination periods beginning before the first day of the Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is One Hundred Fifty Thousand Dollars ($150,000.00).

         (n) Contribution Percentage: The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amount to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

         (o) Contribution Percentage Amount: The sum of the Employee Contributions and Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amount shall include forfeitures of Excess Aggregate Contributions allocated to the Participant's account which shall be taken into account in the Plan Year in which such forfeiture is allocated. The Employer may elect to use Elective Deferrals in the Contribution Percentage Amount so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those elective Deferrals that are used to meet the ACP test.

         (p) ViadCorp Stock: The common stock, $1.50 par value, of ViadCorp.

         (q) Disability: A physical or mental condition which, in the sole judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, permanently prevents an Employee from satisfactorily performing his or her usual duties for the Employer and the duties of any other position or job for the Employer for which such Employee is qualified by reason of his or her training, education or experience.

         (r) Effective Date: October 1, 1991, the date on which the provisions of this Plan became effective, or any later date as specified in Appendix A.

         (s) Elective Deferrals: Any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in
Section 401(k) of the Code, any simplified Employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.

         (t) Eligible Employee: Any Employee who is covered by a collective bargaining agreement between the Employer at company operated facilities designated on Appendix A attached hereto and by this reference made a part hereof, which calls for participation in this Plan, and a union representing Employees (hereinafter "Collective Bargaining Agreement").

         (u) Eligible Participant: Any Employee who is eligible to make an Employee

Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage) or to receive a Matching Contribution. If an Employee Contribution is required as a condition of Participation in the plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no employee Contributions are made.

         (v) Employee: Any person who is actively employed by an Employer or an Affiliate.

         (w) Employee Contribution: Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

         (x) Employee Contribution Account: The account maintained pursuant to
Section 4.3 hereof, to record for a Participant his or her after-tax contributions and adjustments relating thereto.

         (y) Employer: The Company, for the facilities listed in Appendix A, or any Affiliate that has adopted and been accepted into the Plan pursuant to
Article XIII and is listed on Appendix A.

         (z) Employer Contribution Account: The account maintained pursuant to
Section 4.1(b), hereof, to record for a Participant his or her share of the Matching Contribution, of the Employer, if any, and adjustments relating thereto.

         (aa) Entry Date: the first day of each calendar quarter.

         (bb) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended.

         (cc) Excess Aggregate Contributions: Shall mean, with respect to any Plan Year, the excess of:

                  (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                  (2) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

         Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

         In computing the Average Contribution Percentage, the Employer shall take into account, and include as Contribution Percentage Amounts Elective Deferrals, and Qualified Non-elective

Contributions under this Plan or any other Plan of the Employer, as provided by regulations.

         Forfeitures of Excess Aggregate Contributions shall be:

                  (1) Applied to reduce Employer contributions for the Plan Year in which the excess arose, but allocated as in
                           (2), below, to the extent the excess exceeds Employer contributions or the Employer has already contributed for such Plan Year.

                  (2) Allocated, after all other forfeitures under the plan, to the Matching Contribution account of each Non-Highly Compensated Participant who made Elective Deferrals or Employee Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

         (dd) Excess Contribution: Shall mean, with respect to any Plan Year, the excess of:

                  (1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year over

                  (2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

         (ee) Excess Elective Deferrals: Shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as annual additions under the plan.

         (ff) Family Member: A member of the Employee's family as defined in
Section 414(q)(6) of the Code.

         (gg) Fiduciaries: The Committee (and any subcommittee thereof) and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described herein.

         (hh) Highly Compensated Employees: Includes active Highly Compensated Employees and former Highly Compensated Employees. An active Highly Compensated Employee includes any Employee who performs services for the Employer during the determination year, and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who receive the most Compensation from the Employer during the determination year; and (ii) Employees who are 5-percent owners at any time during the look-back year or determination year. If no officer has satisfied the Compensation requirements of
(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         If an Employee is, during a determination year or look-back year, a Family Member of either a 5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the 5-percent owner or top ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5-percent owner or top ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5-percent owner or top ten Highly Compensated Employee. For purposes of this Section, Family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         The Employer may elect to use the calendar year to determine whether an Employee is a Highly Compensated Employee (as defined in Treasury Regulations under Section 414(q) of the Code) in the look-back year calculation. The calendar year used will be the calendar year ending with or within the determination year (as defined in the regulations under Section 414(q) of the Code). The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar year look-back year. If the Employer elects to make the calendar year calculation election with respect to any plan, entity or arrangement, such election must apply with respect to all plans, entities and arrangements of the Employer.

         (ii) Income: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their fair market value.

         (jj) Matching Contribution: An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's elective Deferral, under a plan maintained by the Employer. Such contributions shall be subject to the distribution and nonforfeitability requirements under
Section 401(k) of the Code when made.

         (kk) Investment Fund (s): The investment funds described in Section
7.1.

         (ll) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

         (mm) Participation: The period commencing as of the date the Employee became a Participant and ending on the date his or her employment with the Employer terminated in accordance with Section 3.2, hereof.

         (nn) Plan: The Dial Corporation 401(k) Plan For Hourly Employees, the Plan set forth herein, as amended from time to time.

         (oo) Plan Supplement: The document which is incorporated by reference into the Plan as an integral part thereof for the purposes of determining certain elements of the definition of the benefits available to a Participant under the Plan.

         A Plan Supplement is applicable to an Eligible Employee when he or she is a member of a collective bargaining unit, to whose members a Plan Supplement is applicable.

         (pp) Plan Year: The 12-month period commencing on December 1 and ending on November 30. The first Plan Year of the amended and restated Plan shall commence as of December 1, 1998.


         (qq) Reserved.

         (rr) Trust (or Trust Fund): The fund known as The Dial Corporation 401(k) Plan For Hourly Employees, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of the Plan.

         (ss) Trustee: The corporation or individuals appointed by the Board of Directors of the Company to administer the Trust.

         (tt) Valuation Date: Each business day of the Plan Year.

         (uu) Vested Rollover Contribution Account: The account maintained pursuant to Section 4.5, hereof, to record for a Participant rollover amounts transferred to the Trust Fund and adjustments relating thereto.

         (vv) Wage Reduction Contribution Account: The account maintained to record for a Participant his or her pre-tax wage reduction contributions made by the Employer pursuant to Section 4.1(a) and 4.2 hereof, and adjustments relating thereto.

         (ww) The Dial Corporation Stock: The common stock, $.01 par value, of the Company.

         (xx) Minimum Company Contribution: Means the contributions made by the Company under the Plan in accordance with the provisions of Section 4.1(c).

         (yy) Limitation Year: The 12-month period commencing on January 1 and ending on December 31.

2.2      CONSTRUCTION

         The words "hereof," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. Article and section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

                          ARTICLE III. - PARTICIPATION

3.1      PARTICIPATION

         An Eligible Employee shall become a Participant as of the later of the Effective Date or the first Entry Date coincident with or next following the last twelve consecutive month period, i.e. the "Computation Period" as defined in the U.S. Department of Labor Regulations, during which he or she has at least 1,000 hours of service with the Employer, provided in any case that said Eligible Employee has entered into a duly executed wage reduction agreement under Section 4.2 in advance of said Effective Date or Entry Date, as the case may be, and has fulfilled the Plan's enrollment procedures as provided by the Committee. Participation under the Plan shall cease and a person shall no longer be a Participant upon termination of employment with the Employer, as defined in
Section 3.2, hereof. After termination of employment, a rehired Eligible Employee may become a Participant in the Plan on an Entry Date coincident with or following the date of his or her reemployment upon entering into a duly executed wage reduction agreement in advance of said Entry Date and fulfilling all of the other Plan enrollment procedures as required by the Committee. The term "Hour of Service" shall mean for the purposes hereof, each hour (i) for which an Eligible Employee is paid, or entitled to payment for the performance of duties for the Employer during the applicable computation period or (ii) during which the Eligible Employee is absent due to vacation, holiday, temporary sickness, maternity or paternity leave under ERISA Section 203(b) , but in each case only to the extent such Eligible Employee is entitled to payment for the performance of his or her regular duties for the Employer, as reasonably determined by the Committee consistent with U. S. Department of Labor regulations, during the applicable computation period.

3.2      TERMINATION OF EMPLOYMENT

         Subject to the provisions of Section 3.3(b) "Termination of Employment" shall be deemed to be the date the Participant quit, was terminated or discharged (for any reason, with or without cause, including, by reason of Disability), died or retired.

3.3      TRANSFER

         (a) For the purpose of determining eligibility to Participate in the Plan under Section 3.1, an Eligible Employee shall receive credit for employment with an Employer or any entity ("member of the Controlled Group") which by reason of Code Section 414(b), or 414(m) is treated as a single employer with the Company.

         (b) If a Participant (i) elects to defer distribution of his or her benefit pursuant to Section 6.3(d), (ii) is transferred to employment with a member of the Controlled Group that has not adopted the Plan, (iii) becomes an Employee who is no longer employed in a bargaining unit covered by a Collective Bargaining Agreement, (iv) becomes an Employee who no longer fits the definition of Eligible Employee or (v) ceases active employment with an Employer, but is not terminated or discharged from employment under Section 3.2 (i.e., on authorized leave of absence, lay off, etc.), his or her Participation under the Plan shall be suspended, provided, however, that during the period of his or her inactive status or employment in such ineligible position: (i) he or she shall cease to have any right to make contributions pursuant to Article IV, hereof;
(ii) he or she shall continue to participate in Income allocations pursuant to
Section 5.2(a); (iii) the withdrawal privileges under the provisions of Article VI shall continue to apply; and (iv) the investment fund transfer provisions of
Section 7.3 shall continue to apply.

                           ARTICLE IV. - CONTRIBUTIONS

4.1      EMPLOYER CONTRIBUTIONS

         (a) For each Plan Year, the Employer shall contribute an amount to a Participant's Wage Reduction Contribution Account equal to the total amount of contributions agreed to be made by it pursuant to a wage reduction agreement under Section 4.2 entered into between the Employer and the Participant for such Plan Year. Contributions made by the Employer for a given payroll period pursuant to wage reduction agreements under Section 4.2 shall be promptly deposited in the Trust Fund as soon as practicable after the payroll period to which they relate.

         (b) In addition, for each week in which an Elective Deferral is made on behalf of a Participant, the Employer shall contribute to that Participant's Employer Contribution Account, in the form of a Matching Contribution, an amount equal to the amount specified in the Plan Supplement for the unit at which the Participant is employed. Amounts credited to a Participant's Employer Contribution Account shall be 100% vested and non-forfeitable at all times.

         (c) For each Plan Year the Company shall make contributions to the Plan in the form of employer contributions (within the meaning of Section 404 of the Code), in cash or stock, at least equal to a specified dollar amount, on behalf of those individuals who are entitled to an allocation under Section 5.2(e) of the Plan. Such amount shall be determined by the board of directors of the Company, or the delegate of such board, by appropriate resolution on or before the last day of the Company's taxable year that ends within such Plan Year.

         The Minimum Company Contribution for a Plan Year shall be paid by the Company in one or more installments without interest. The Company shall pay the Minimum Company

Contribution at any time during the Plan Year, and for purposes of deducting such contribution, shall make the contribution, not later than the time prescribed by the Code for filing the Company's income tax return including extensions, for its taxable year that ends within such Plan Year. Notwithstanding any provision of the Plan to the contrary, the Minimum Company Contribution made to the Plan by the Company shall not revert to, or be returned to the Company.

4.2      CODE SECTION 401(k) WAGE REDUCTION

         (a) In addition to the other terms and conditions herein, each Eligible Employee shall enter into, prior to the Entry Date that such Eligible Employee's Participation under the Plan is to commence pursuant to Section 3.1, a written wage reduction agreement with the Employer which will be applicable to all payroll periods after such Entry Date within such Plan Year. The terms of any such wage reduction agreement shall provide, for the purpose of Section 4.1(a) hereof, that the Eligible Employee as a Participant agrees to accept a reduction in wage from the Employer equal to any whole percentage of his Compensation per payroll period, not to exceed the percentage specified in the Plan Supplement for the unit at which the Participant is employed. In consideration of such agreement, the Employer will make a wage reduction contribution to the Participant's Wage Reduction Contribution Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to the wage reduction agreement. Amounts credited to a Participant's Wage Reduction Contribution Account are intended to qualify for income tax deferral under Section 401(k) of the Code and, as such shall be 100% vested and non-forfeitable at all times. If a Participant enters into a wage reduction agreement with the Employer for a given Plan Year, his or her Compensation for such Plan Year for all other purposes of this Plan, except with respect to a wage deduction agreement under Section 4.4, hereof, shall be equal to his or her Compensation after application of the wage reduction agreement.

         (b) Unless otherwise amended or terminated in accordance with (ii), below, a Participant's wage reduction agreement shall be deemed automatically renewed from year to year, while this Plan remains in force and effect. Further, wage reduction agreements shall include, but not by way of limitation, and be governed by the following:

                  (i) A wage reduction agreement shall apply to each payroll period during which an effective wage reduction agreement is on file with the Employer.

                  (ii) A wage reduction agreement may be amended or terminated by a Participant only once during each calendar quarter if the purpose of the amendment is to decrease or increase the percentage of such, Participant's Compensation which is subject to wage reduction during the remainder of such Plan Year.

                  (iii) Any amendment or termination of a wage reduction agreement shall be effective on the following Entry Date after at least 30 days prior written notice by a Participant in the form required by the Employer.

                  (iv) The Employer may amend or revoke its wage reduction agreement with any Participant at any time, if the Committee determines that such revocation or amendment is necessary to insure that a Participant's Additions for any Limitation Year will not exceed the limitations of Section 415 of the Code or to insure that the discrimination tests of Section 401(k) and 401(m) of the Code are met for such Plan Year.

                  (v) The Employer may revoke its wage reduction agreements with all Participants or amend its wage reduction agreements with all Participants on a uniform basis, if it determines that it will not have sufficient current or accumulated earnings to make the contributions to the Plan that may be required by the wage reduction agreements.

                  (vi) Except as provided above, a wage reduction agreement applicable to any given Plan Year, once made, may not be revoked or amended by the Participant.

                  (vii) No amounts may be withdrawn by a Participant from any of his Accounts, except as provided in Section 6.5 hereof, or the Plan Supplements. All withdrawal elections shall be made by a Participant on forms supplied by the Committee for that purpose.

         (c) The Committee may from time to time alter and/or add to the requirements for wage reduction agreements expressed in Section 4.2(b). The Employer shall abide by the Committee's determinations and directions with respect to all matters covered in wage reduction agreements.

4.3      EMPLOYEE CONTRIBUTIONS

         Subject to the provisions of Section 4.4, hereof, a Participant may contribute each Plan Year to an Employee Contribution Account an amount pursuant to a written wage deduction agreement under Section 4.4 not intended to qualify for income tax deferral under Code Section 401(k), but to be subtracted from such Participant's Compensation on an after-tax basis. Amounts credited to a Participant's Employee Contribution Account shall remain 100% vested and non-forfeitable at all times.

4.4      AFTER-TAX WAGE REDUCTION

         A Participant may elect to enter into a written wage reduction agreement with the Employer which shall be in the form and substance acceptable to the Employer and the Committee and will be applicable to each payroll period during which an effective wage reduction agreement is on file with the Employer. A wage reduction agreement may be amended or terminated only once during each calendar quarter if the purpose of the amendment is to decrease or increase the percentage of such Participant's Compensation which is subject to wage reduction agreement during the remainder of such Plan Year. The terms of such wage reduction agreement shall provide, among other things, that for the purposes of
Section 4.3 the Participant agrees to accept a reduction from wage from the Employer equal to any whole percentage of his Compensation per payroll period, not to exceed the amount specified in the Plan Supplement for the unit at which the Participant is employed.

4.5      ROLLOVER CONTRIBUTIONS

         (a) Contribution. Any Employee (whether or not a Participant) who has received a distribution from a profit sharing plan, stock bonus plan or pension plan intended to "qualify" under Section 401 of the Code may transfer such distribution to the Trust Fund if such contribution to the Trust Fund would constitute, in the sole and absolute discretion of the Committee, a "rollover contribution" within the meaning of the applicable provisions of the Code. Additionally, an Employee may request, with the approval of the Committee, that the Trustee accept a transfer from the trustee of another qualified plan. Upon such approval, the Trustee shall accept such transfer. The Committee may, in its sole discretion, decline to accept such transfer. For purposes of this Plan, both a "rollover contribution" within the meaning of the applicable provisions of the Code and a transfer initiated by the Employee from another plan shall be referred to as a "Rollover Contribution". If the Committee decides to grant an Employee's request to make a Rollover Contribution, the Employee may contribute to the Trust Fund cash or other property acceptable to the Trustee to the extent of such distribution.

         (b) Accounting and Distributions. The Committee shall credit the Rollover Contribution to a separate account (the "Vested Rollover Contribution Account") for the Employee's sole benefit. The separate Vested Rollover Contribution Account shall be adjusted, valued and credited pursuant to Article
V. Any such Vested Rollover Contribution Account shall be nonforfeitable and shall be paid to the Employee or his Beneficiary in accordance with Article VI.

         (c) No Guaranty. The Committee, the Employer and the Trustee do not guarantee the Vested Rollover Contribution Accounts of Participants in any way from loss or depreciation. The Employer, the Committee and the Trustee do not guarantee their payment of any money which may be or become due to any person from a Vested Rollover Contribution Account, and the liability of the Employer, the Committee and or the Trustee to make any payment therefrom shall at any and all times be limited to the then value of the Vested Rollover Contribution Account.

               ARTICLE V. - ALLOCATIONS TO PARTICIPANT'S ACCOUNTS

5.1      INDIVIDUAL ACCOUNTS

         The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. When appropriate, a Participant shall have four separate Accounts; an Employee Contribution Account, an Employer Contribution Account, a Wage Reduction Contribution Account and a Vested Rollover Contribution Account. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid.

5.2      ACCOUNT ADJUSTMENTS

         The Accounts of Participants shall be adjusted no less frequently than quarterly, recognizing the Participants' elections pursuant to Section 5.5, hereof, in accordance with the following:

         (a) Income. The Income of the Trust Fund for each calendar quarter shall be allocated to the Accounts of Participants who had unpaid balances in their Accounts on the Valuation Date of such calendar quarter in proportion to the balances in such Accounts at the beginning of such calendar quarter plus one-half of the contributions made during such calendar quarter, but after first reducing each such Account balance by any distributions from the Account during such quarter and recognizing the Participant's elections pursuant to Section 5.5, hereof. The Committee may in its sole and exclusive discretion instruct the Trustee to pick a "Special Valuation Date" to determine the Income since the last Valuation Date, in which event the Accounts of any Participant whose employment terminates prior to the next Valuation Date shall be adjusted to reflect this determination. Each valuation shall be based on the fair market value of assets in the Trust Fund on the Valuation Date or Special Valuation Date, as the case may be.

         (b) Wage Reduction Contributions. The Employer contributions for a calendar quarter made pursuant to a wage reduction agreement entered into with a Participant under Section 4.2 shall be allocated to the Participant's Wage Reduction Contribution Account as of each Valuation Date.

         (c) Contributions. A Participant's contributions shall be allocated to his or her Employee Contribution Account as of each Valuation Date.

         (d) Alternative Method. Notwithstanding the foregoing, the Committee may, in its sole and exclusive discretion, require an alternative method of allocating Income and contributions to Accounts if such method more accurately reflects the value of such Accounts.

         (e) Minimum Company Contribution. The Minimum Company Contribution for the Plan Year shall be allocated as follows:

                  (i) First, the Minimum Company Contribution for the Plan Year shall be allocated during the Plan Year to each Employee of the Company who is an Eligible Participant on the first day of the Plan Year as Wage Reduction Contributions pursuant to Section 4.1(a) and as Employer Matching Contributions pursuant to
                           Section 4.1(b). These allocations shall be made to each such Eligible Participant's Wage Reduction Contribution Account and Employer Contribution Account, respectively.

                  (ii) Second, the balance of the Minimum Company Contribution remaining after the allocation in
                           Section 5.2(e)(i) shall be allocated to the Employer Contribution Account of each individual who is an Eligible Participant on the first day of the Plan Year and who is employed by the Company on the last day of the Plan Year, in the ratio that such Eligible Participant's Wage Reduction Contributions during the Plan Year bears to the Wage

                           Reduction Contributions of all such Eligible
                           Participants during the Plan Year.

                  (iii) Third, notwithstanding Section 5.9 of the Plan, if the total contributions allocated to a Participant's Accounts including the Minimum Company Contribution exceeds the Participant's maximum Annual Addition limit for any Limitation Year, then such excess shall be held in a suspense account. Such amounts shall be used to reduce employer contributions in the next, and succeeding, Limitation Years.

                  (iv) Fourth, the balance of the Minimum Company Contribution remaining after the allocations under
                           Section 5.2(e)(i), (ii) and (iii), shall be allocated as a nonelective contribution to each Employee of the Company who is an Eligible Participant on the first day of the Plan Year, in the ratio that such Eligible Participant's Compensation for the Plan Year bears to the Compensation for the Plan Year of all such Eligible Participants. Contributions made pursuant to this Subsection 5.2(e)(iv) shall be allocated to the Employer Contribution Account of such Eligible Participant and are distributable only in accordance with the distribution provisions applicable to Employer Matching Contributions. Contributions made pursuant to this Subsection shall be one hundred percent (100%) vested and non-forfeitable at all times. Such contribution shall be invested under the Plan in the manner designated by such Eligible Participant. Notwithstanding Section 2.1(ll) of the Plan, an Eligible Participant who receives an allocation of a contribution under this Section 5.2(e) shall be treated as a Participant under the Plan for all purposes.

                  (v) Each installment of the Minimum Company Contribution shall be held in a contribution suspense account unless, or until, allocated on or before the end of the Plan Year in accordance with this Section 5.2(e). Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the Trust Fund as a whole, but shall be invested separately and all gains, losses, income and deductions attributable to such investment shall be applied to reduce Plan expenses, and thereafter, to reduce employer contributions.

                  (vi) The Minimum Company Contributions allocated to the Employer Contribution Account of an Eligible Participant pursuant to Section 5.2(e)(ii) are distributable only in accordance with the distribution provisions applicable to Employer Matching Contributions. Contributions made pursuant to Section 5.2(e)(ii) shall be one hundred percent (100%) vested and non-forfeitable at all times. Such contribution shall be invested under the Plan in the manner designated by such Eligible Participant.

                  (vii) Notwithstanding any of the foregoing provisions to the contrary, any allocation of Wage Reduction Contributions shall be made under either

                           Section 5.2(b) or this Section 5.2(e), but not both Sections. Similarly, any allocation of a Matching Employer Contribution shall be made under either
                           Section 4.1(b) or this Section 5.2(e), as appropriate, but not both Sections.

5.3      ACTUAL DEFERRAL PERCENTAGE TEST

         Notwithstanding any other provisions of the Plan,

         (a) the Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (i) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  (ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more that two (2) percentage points.

         (b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Matching Contributions if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in
Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and if applicable, such Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participated in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         (c) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

         (d) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Matching Contributions if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (e) For purposes of determining the ADP test, elective Deferrals must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

         (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test, and the amount of Matching Contributions used in such test.

         (g) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (h) Matching Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages.

5.4      AVERAGE CONTRIBUTION PERCENTAGE TEST

         Notwithstanding any other provision of the Plan,

         (a) Employee Contributions must meet the nondiscrimination requirements of Section 401(a)(4) of the Code, and the Average Contribution Percentage (hereinafter ACP) test of Section 401(m) of the Code. The ACP test is required in addition to the ADP test under Code Section 401(k).

         (b) The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (i) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  (ii) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two
                           (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

         (c) Multiple Use: If one or more Highly Compensated Employee participates in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate

Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

         (d) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in
Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         (e) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

         (f) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in
Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (g) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test.

         The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.5      DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

         (a) Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any Income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more that 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

         (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the accounts to which the Participant's Employee Contributions, Matching Contributions (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Elective Deferrals were allocated for the Plan Year multiplied by a fraction, the numerator or which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

         (c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-Highly Compensated Employees or applied to reduce Employer contributions.

         (d) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Accounts.

5.6      DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

         (a) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

         (b) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee on or before the date specified in Section 5.6(e) of the amount of the Excess Elective Deferrals to be assigned to the Plan.

         (c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any Income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year.

         (d) Excess Elective Deferrals shall be adjusted for any Income or loss up to the date of distribution. The Income or loss allocable to Excess Elective Deferrals is the Income or loss allocable to the Participant's Elective Deferrals for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to elective deferrals without regard to any Income or loss occurring during such taxable year.

         (e) Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Committee by March 15.

5.7      DISTRIBUTION OF EXCESS CONTRIBUTIONS

         (a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any Income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.

         (b) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

         (c) Excess Contributions shall be adjusted for any Income or loss up to the date of distribution. The Income or loss allocable to Excess Contributions is the Income or loss allocable to the accounts to which the Participant's Elective Deferrals (and, if applicable, Matching Contributions) were allocated for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Matching Contributions if any such contributions are included in the ADP test) without regard to any Income or loss occurring during such Plan Year.

         (d) Excess Contributions shall be distributed from the accounts to which the Participant's Elective Deferrals and Matching Contributions (if applicable) were allocated in proportion to the Participant's Elective Deferrals and Matching Contributions (to the extent used in the ADP test) for the Plan Year.

5.8      RECHARACTERIZATION

         A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

5.9      MAXIMUM ADDITIONS

         (a) Notwithstanding anything contained herein to the contrary, the total Additions made to the Wage Reduction Contribution Account, and Employee Contribution Account of a Participant for any Limitation Year shall not exceed the lesser of $30,000.00 or 25 percent of the

Participant's Compensation (as defined in Code Section 415 and after application of the wage reduction agreement set forth in Section 4.2) for such Limitation Year, except that such $30,000.00 shall be increased as permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments.

         (b) If such Additions exceed the above limitations, the contributions for the Limitation Year which caused the excess shall be returned to the Participant in the following order:

                  (i) Any contributions to such Participant's Employee Contribution Account, to the extent they would reduce the excess amount, will be returned to the Participant.

                  (ii) If after the Application of paragraph (i) an excess amount still exists, any contributions to such Participant's Wage Reduction Contribution Account, to the extent they would reduce the excess amount, will be returned to the Participant.

         (c) Notwithstanding the foregoing, the otherwise permissible Annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in other tax-qualified pension, profit-sharing, savings or stock bonus plans maintained by the Employer or any of the members of the controlled group of corporations (for the purpose of this Section "Employers") of which the Employer is a part: if an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by any of the Employers, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0. The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Limitation Year) and the denominator of which is the lesser of (i) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant under the Plan for such Limitation Year. The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts as of the close of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the
Employer: (i) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant under the Plan for such Limitation Year. When the term "Annual Additions" is used in the context of other defined contribution plans under this Section, it shall have the same meaning as set forth in Section 2.1(f), hereof, but with respect to Employer contributions and Employee Contributions made under such other plans. For purposes of this limitation, all defined benefit plans of the employers, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employers, including the

Plan whether or not terminated, are to be treated as one defined contribution plan. As such, annual benefits and Annual Additions of such plans are to be aggregated for the purposes of determining the defined benefit plan fraction and the defined contribution plan fraction. The extent to which Annual Additions under the Plan shall be reduced, as compared with the extent to which annual benefits or Annual Additions under any defined benefit plans or any other defined contribution plans shall be reduced in order to achieve compliance with the limitations of Code Section 415 shall be dependent on the provisions of such other plans. To the extent any such other plan or plans provide for such a reduction first in benefits from or Annual Additions to such other plan or plans, the necessary reductions shall be under such other plan or plans. To the extent any such other plan or plans do not provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the reduction in Annual Additions necessary to achieve compliance with Code Section 415 shall be under the Plan. If the reduction is under the Plan, the Committee shall advise affected Participants of any additional limitations on their Annual Additions required by this Section 5.9.

5.10     RECOGNITION OF DIFFERENT INVESTMENT FUNDS

         (a) Subject to the terms and conditions herein stated, and as provided in Article VII, initially four Investment Funds shall be established by the Trustee and each Participant shall direct what portion of the aggregate of his or her Account balances shall be deposited in each such Investment Fund. The Committee may direct the Trustee to change the number and type of Investment Funds made available under the Plan from time to time. Consequently, when appropriate, a Participant shall have a percentage of the aggregate of his or her Wage Reduction Contribution Account, Vested Rollover Contribution Account and/or Employee Contribution Account in each such Investment Fund and the allocations described in Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of such Investment Funds.

         (b) Because Participants have a choice of Investment Funds, the reference in this Plan to a Wage Reduction Contribution Account, a Vested Rollover Contribution Account or an Employee Contribution Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund.

                             ARTICLE VI. - BENEFITS

6.1      ENTITLEMENT TO BENEFITS

         If a Participant's employment with the Employer is terminated as defined in Section 3.2, he or she shall be vested in the entire amount in each of his or her Accounts. Except as provided in Section 6.3(d), hereof, payment of benefits shall commence promptly after such termination of employment.

6.2      DEATH

         (a) In the event that the termination of employment of a Participant is caused by his or her death, his or her Beneficiary shall be vested in, and paid the entire amount of, each of the deceased Participant's Accounts. Payment shall commence promptly after the Participant's death, but the Beneficiary shall not be entitled to receive such payment until the Committee is reasonably satisfied that such Beneficiary is otherwise entitled to receive such entire amount.

         (b) Payment of benefits due under this Section shall be made in accordance with Section 6.3.

6.3      PAYMENT OF BENEFITS

         (a) Upon a Participant's or Beneficiary's entitlement to payment of benefits under Section 6.1 or 6.2 he or she shall file with the Committee his or her written application therefor on such form or forms, and subject to such reasonable conditions, as the Committee shall provide.

         (b) The Committee shall follow a Participant's Beneficiary designation made pursuant to Section 6.4. The Committee shall make payment of benefits in lump sum only. Payment to a Participant's Beneficiary shall be made or commence as soon as practicable after a Participant's death and upon such proofs of death and entitlement to benefits as the Committee may require.

         (c) Subject to the provisions of Section 6.8, unless a Participant elects otherwise, payment of his or her benefits under the Plan shall be made no later than the 60th day after the later of (i) the end of the year of his or her 65th birthday; or (ii) the end of the year in which his or her employment terminates. The foregoing sentence shall not be construed as providing an election to defer benefits to Participants which is not otherwise specifically set forth in the Plan.

         (d) Subject to the provisions of Section 6.8, at any time prior to Participant's termination of employment such Participant may elect to defer the lump sum distribution he or she is entitled to under the Plan for a period of time not to exceed one year. Such election shall be made in accordance with the rules and procedures the Committee may prescribe.

         The above paragraph notwithstanding, if the present value of a Participant's accrued benefit is greater than $3,500, such benefit may not be distributed without the consent of the Participant.

         (e) the amount which a Participant or Beneficiary is entitled to receive at any time and from time to time may be paid, at the discretion of the Participant or Beneficiary, in cash or in Company Stock, or in any combination thereof, provided, however, payment in Company Stock may be limited to the extent a Participant's Account balances are invested in whole shares of such Company Stock under Section 7.1(i), and the Committee may require that all such Company Stock be transferred to such Participant or Beneficiary.

6.4      DESIGNATION OF BENEFICIARY

         (a) Subject to the provisions of Section 6.4(c), each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom his Plan benefits are paid if he or she dies before receipt of all such benefits. Each Beneficiary designation shall be in the form prescribed by the Committee, will be effective only when filed with the Committee during the Participant's lifetime, and, if the Committee allows, may specify the method of payment of his or her benefits to the Beneficiary. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation by a Participant, no matter how effected, shall not require the consent of any designated Beneficiary unless the Beneficiary affected is the Participant's spouse, in which case such spouse's consent shall be required to effect any such revocation in accordance with
Section 6.4(c). By designating a Beneficiary or Beneficiaries as hereunder provided, a Participant grants the Committee the discretion, in good faith, to make benefit payment(s) to any Beneficiary or Beneficiaries named by such Participant despite any dispute by any person or persons claiming such benefits, and holds the Plan, the Employer and the Committee harmless from any claims arising out of any such good faith payment(s) of benefits. Each Participant, by designating a Beneficiary or Beneficiaries, authorizes the Committee to retain any benefits otherwise payable in the Trust Fund or, in its sole discretion, pay-over such benefits to a court or other tribunal of competent jurisdiction pending the final and binding disposition of any dispute as to the proper Beneficiary or Beneficiaries by agreement of the parties or by a judgment of such court or other tribunal of competent jurisdiction, as the case may be.

         (b) If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary or Beneficiaries designated by a deceased Participant die(s) before him or her or before complete distribution of the Participant's benefits, the Committee shall direct the Trustee to distribute such Participant's benefits (or the balance thereof) to:

                  (i) The surviving spouse of such Participant, if then living or,

                  (ii)     The estate of the Participant.

         (c) Notwithstanding anything contained herein to the contrary, a Participant may not name as a Beneficiary someone other than his or her spouse, and such designation shall have no effect, unless his or her spouse consents thereto, in a signed writing, notarized or witnessed by an administrator of the Plan, or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

6.5      WITHDRAWALS

         (a) Subject to Sections (b), (c), (d) and (e) of this Section 6.5, any Participant may make a withdrawal of all or part of his or her Employee Contribution Account, Wage Reduction Contribution Account and Vested Rollover Contribution Account, provided, however, that withdrawals must be made of all amounts in each classification below (listed in descending order) before amounts in the next lower classification may be withdrawn.

                  (i)      Employee Contribution Account.

                  (ii)     Wage Reduction Contribution Account.

                  (iii)    Vested Rollover Contribution Account.

         (b) A Participant must have attained age 59-1/2 or have been determined by the Committee to have a "financial hardship" in accordance with Section 6.5(d) in order to qualify for a withdrawal under Section 6.5(a) with respect to his or her Wage Reduction Contribution Account and/or Vested Rollover Contribution Account balances.

         (c) Application for withdrawals shall be made on such forms as the Committee prescribes and as permitted herein, and may be made once each calendar month. Except as provided in Section 6.5(e), distribution of withdrawals shall be made in a lump sum within 45 days following receipt by the Committee of a properly completed application. Withdrawal distributions shall be based on the value of the Participant's Account(s) as of the effective date of the withdrawal, and subject to the provisions of Section 6.6, and may be made at the discretion of the Participant in the form of cash, or in Company Stock or in any combination thereof, provided, however, payment in Company Stock shall be limited to the extent a Participant's Account balances are invested in whole shares of such Company Stock under Section 7.1(i) and the Committee may require that all such Company Stock be transferred to such Participant or Beneficiary.

         (d) Distribution of Wage Reduction Contributions (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purpose of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. The following are the only financial needs considered immediate and heavy: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition for the next quarter or semester of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence. A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  (i) The Employee has obtained all distributions other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                  (ii) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

                  (iii) The distribution is not in excess of the amount of the immediate and heavy financial need; and

                  (iv) All plans maintained by the Employer provide that the Employee may not make elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

         A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. Entitlement to a distribution based on financial hardship shall be determined by the Committee in its sole and exclusive discretion. The Committee may require such reasonable proof of immediate financial need as it deems necessary to uniformly and fairly administer this
Section 6.5, as a condition precedent to any distribution by reason of financial hardship.

         (e) Notwithstanding anything contained in Section 6.5(b) regarding the age of a Participant or financial hardship, to the contrary, a Participant may withdraw all or a portion of his or her Employee Contribution Account once each calendar month regardless of his or her age or the existence of any financial hardship if such Participant satisfies all of the other terms and conditions contained in this Section 6.5.

6.6      SPOUSAL CONSENT

         Notwithstanding anything contained herein to the contrary, a Participant may not make a withdrawal unless his or her spouse consents thereto in a signed writing, notarized or witnessed by an administrator of the Plan, or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, and consistent with applicable law.

6.7      DEBITING OF INVESTMENT FUNDS

         If a Participant making less than a total withdrawal of his or her accounts under either Section 6.5 or the Plan Supplement applicable to him or her has his or her Accounts invested in more than one Investment Fund, the amount withdrawn from his or her Accounts shall be debited, on a pro rata basis, against each Investment Fund in which such Accounts are invested.

6.8      REQUIRED DISTRIBUTIONS

         (a) Distribution of the Account balances of a Participant will be made by April 1 of the year following: (i) the calendar year in which such Participant attains age 70-1/2.

6.9      DISTRIBUTION REQUIREMENTS

         (a) Elective Deferrals, Matching Contributions, and Income allocable to each must comply with the distribution requirements under Section 401(k)(2)(B) of the Code.

         (b) Elective Deferrals, Matching Contributions, and Income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries in accordance with such Participant's or Beneficiary or Beneficiaries' election, earlier than upon separation from service, death or disability.

         (c) Such amounts may also be distributed upon:

                  (i) Termination of the Plan without the establishment of another defined contribution plan.

                  (ii) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

                  (iii) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this plan, but only with respect to Employees who continue employment with such subsidiary.

                  (iv) The attainment of age 59-1/2 in the case of a profit-sharing plan.

                  (v) The hardship of the Participant subject to the provisions of Section 6.5(d) of the Plan, or Participant loans subject to the provisions of the Plan Supplement applicable to such Participant.

         All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

6.10     ELIGIBLE ROLLOVER DISTRIBUTIONS

         (a) General. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover".

         (b) Definitions.

                  (i) "Eligible rollover distribution" An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) "Eligible retirement plan" An eligible retirement plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) "Distributee" A distributee includes an employee or former employee. In addition, the employee's or former employee's Surviving Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

                  (iv) "Direct rollover" A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                  ARTICLE VII. - INVESTMENT OPTIONS, TRUST FUND

7.1      INVESTMENT OPTIONS

         Each Participant shall designate the Investment Fund(s) under which contributions made pursuant to Sections 4.1(a), 4.3 and 4.5, hereof, are to be invested. Initially, there shall be at least four such investment funds, as herein after indicated:

                  (i)      A Common Stock Fund, consisting of the Company Stock;

                  (ii) An Equity Fund, consisting of common stock and other equity securities, held directly or indirectly;

                  (iii) A Bond Fund, consisting of Government National Mortgage Association (GNMA) backed certificates; and

                  (iv) A Fixed Fund, consisting of insurance company guaranteed investment contracts.

7.2      INVESTMENT OF CONTRIBUTIONS

         Each Participant may elect with respect to future contributions to his Employer Contribution Account, Employee Contribution Account, Wage Reduction Contribution Account and Vested Rollover Contribution Account to have the aggregate contributions to such Account(s) invested in increments of 10% of the total contributions in an Investment Fund or Funds. Any such change may be made in accordance with procedures established by the Committee.

7.3      INVESTMENT TRANSFERS

         Subject to all of the other provisions herein contained, and any special rules formed by the Committee with respect to certain Investment Funds which, by their nature, require special treatment, each Participant may elect, in accordance with procedures established by the Committee, to have the assets in any or all Investment Fund(s), in increments of 10% of the total, transferred to any one or more other Investment Fund(s).

7.4      TRANSFER OF ASSETS

         The Committee shall direct the Trustee to transfer monies or other property from the appropriate Investment Funds to the other Investment Funds as may be necessary to carry out the aggregate transfer transactions after such Committee has caused the necessary entries to be made in the Participant's Accounts and in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by such Committee.

7.5      TRUST FUND

         (a) All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund.

         (b) Except as provided above, all assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

7.6      TENDER OFFERS

         As soon as practicable after the commencement of a tender offer or exchange offer ("Offer") for shares of Finova Stock, ViadCorp Stock or Company Stock, the Committee shall use its reasonable best efforts to cause each Participant (who has an Account allocated in whole or in part to Finova Stock, ViadCorp Stock or Company Stock) to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, to tender shares credited to his or her Account, to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of the Committee but the Trustee shall not tender shares for which no instructions are received. In advising Participants of the terms of the offer, the Committee may include statements from the management of Finova, ViadCorp or the Company setting forth its position with respect to the Offer. The giving of instructions to the Trustee to tender shares of Finova, ViadCorp or Company Stock and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares of Finova, ViadCorp or Company Stock to which a Participant may provide instructions shall be the total number of shares credited to his or her Account(s), as of the close of business on the day preceding the date on which the tender offer commences or such earlier date which shall be designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender of shares hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares of Employer Stock were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

7.7      VOTING OF STOCK

         (a) Each Participant (whose Account has allocated to it any shares of ViadCorp Stock, Finova stock, or Company stock) shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote, at each meeting of shareholders, such shares of ViadCorp Stock, Finova Stock, or Company Stock, and to revoke any such instruction, to the extent permitted under the terms of such vote. Such instruction or revocation thereof shall apply to the total number of shares of ViadCorp Stock, Finova Stock, or Company Stock credited to the Participant's Accounts, whether or not vested, as of the date coinciding with or immediately preceding the record date for the shareholders' meeting or such earlier date which shall be designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. All the shares of ViadCorp Stock, Finova Stock, or Company Stock for which no instructions are received shall be voted by the Trustee in a uniform manner as a single block in accordance with the instructions received with respect to a majority of such shares for which instruction is received, unless the Trustee, in exercising its direction as a fiduciary with respect to the voting of such shares, determines that the interest of Participants and Beneficiaries requires it to vote in a different way. The Committee shall use its reasonable best efforts to cause each Participant (whose Account has allocated to it any shares of ViadCorp Stock, Finova Stock, or Company Stock) to receive such notices and informational statements as are furnished to shareholders in respect of the exercise of voting rights, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, with respect to the vote of shares of ViadCorp Stock, Finova Stock, or Company Stock credited to his or her account.

         (b) Subsequent to a Participant's investment in any Investment Fund other than one comprised of ViadCorp Stock, Finova Stock, or Company Stock all proxies relating to the exercise of voting rights incidental to the ownership of any asset which is held in such Investment Fund shall be passed through, either directly or indirectly, to the Participant. Each Participant who so receives any proxy shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote such proxies and to revoke any such instruction, to the extent permitted under the terms of the proxy. Neither the Committee nor the Trustee shall have authority to vote proxies for which no instructions have been received.

7.8      SPECIAL RULES FOR FINOVA STOCK

         (a) The Plan is authorized to receive Finova common stock that is distributed to it (i) when The Dial Corp distributes such stock to the Plan and its other stockholders.

         (b) For Participants who elect to dispose of Finova Stock, it shall be sold in an arms-length transaction and the proceeds shall be reinvested in available Investment Funds according to the Participant's most recent election for Elective Deferrals and shall thereafter be subject to the Plan's normal rules for investments and distributions of balances in such Accounts.

         (c) For Participants who elect to keep Finova Stock, it shall be invested in the Finova Common Stock Fund and retained for them in the Finova Common Stock Fund until the time for distribution under the rules of the Plan, or, if sooner, the time at which the Participant decides to dispose of his Finova stock, provided, however, that it may be converted to cash for the purposes of making a loan in accordance with the special rules in Section 7.8(d) below. When a distribution is due from the Finova Common Stock Fund following a Participant's termination of employment, the usual rules of the Plan shall apply, except that the Participant or Beneficiary shall be allowed to elect to receive the distribution from such Investment Fund in the form of whole shares of Finova common stock (plus cash in lieu of any fractional shares) instead of receiving cash. Except in the case of stock dividends, stock splits, or nontaxable distributions with respect to Finova Stock, no Finova Stock or other assets shall be added to the Finova Common Stock Fund, and the dividends on Finova common stock and any other earnings of the Finova Common Stock Fund shall be reinvested according to the Participant's most recent election for Elective Deferrals.

         (d) Finova Stock that is being retained in a Participant's Employee Contribution Account, Wage Reduction Account, or Vested Rollover Account (but not Finova Stock that is being retained in a Participant's Employer Contribution Account) shall be liquidated to the extent necessary to provide a loan to the Participant. To the extent that loan funds are provided to a Participant from The Finova Stock Fund, the Participant's loan repayment shall be reinvested according to the Participant's most recent investment election for Elective Deferrals.

7.9      SPECIAL RULES FOR VIADCORP STOCK FUND

         (a) The Plan is authorized to receive ViadCorp common stock that is distributed to it (i) when ViadCorp distributes such stock to the Plan and its other stockholders.

         (b) For Participants who elect to dispose of ViadCorp Stock, it shall be sold in an arms-length transaction and the proceeds shall be reinvested in available Investment Funds according to the Participant's most recent election for Elective Deferrals and shall thereafter be subject to the Plan's normal rules for investments and distributions of balances in such Accounts.

         (c) For Participants who elect to keep ViadCorp Stock, it shall be invested in the ViadCorp Common Stock Fund and retained for them in the ViadCorp Common Stock Fund until the time for distribution under the rules of the Plan, or, if sooner, the time at which the Participant decides to dispose of his VaidCorp stock, provided, however, that it may be converted to cash for the purposes of making a loan in accordance with the special rules in Section 7.9(d) below. When a distribution is due from the ViadCorp Common Stock Fund following a Participant's termination of employment, the usual rules of the Plan shall apply, except that the Participant or Beneficiary shall be allowed to elect to receive the distribution from such Investment Fund in the form of whole shares of ViadCorp common stock (plus cash in lieu of any fractional shares) instead of receiving cash. Except in the case of stock dividends, stock splits, or nontaxable distributions with respect to ViadCorp Stock, no ViadCorp Stock or other assets shall be added to the ViadCorp Common Stock Fund, and the dividends on ViadCorp common stock and any other earnings of the ViadCorp Common Stock Fund shall be reinvested according to the Participant's most recent election for Elective Deferrals.

         (d) ViadCorp Stock that is being retained in a Participant's Employee Contribution Account, Wage Reduction Account, or Vested Rollover Account (but not ViadCorp Stock that is being retained in a Participant's Employer Contribution Account) shall be liquidated to the extent necessary to provide a loan to the Participant. To the extent that loan funds are provided to a Participant from the ViadCorp Stock Fund, the Participant's loan repayment shall be reinvested according to the Participant's most recent investment election for Elective Deferrals.

                   ARTICLE VIII. - ADMINISTRATION OF THE PLAN

8.1 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION.

         A Retirement Committee, composed of at least three members, shall be appointed by the Board of Directors. Each member of the Retirement Committee shall serve at the will of the Board and without compensation. The Retirement Committee shall be the "named fiduciaries" of the Plan within the meaning of
Section 402(a) of ERISA. A member of the Retirement Committee shall cease to be a member of such committee either automatically upon ceasing to be an officer, director or employee of the Company or upon resignation delivered in writing to the Board. In the event of such a vacancy in membership, the remaining members of the Retirement Committee shall have full power to act until such vacancy is filled. The usual and reasonable expenses of the Retirement Committee shall be paid by the Company, to the extent not paid by the Plan.

8.2      APPOINTMENT OF COMMITTEE.

         Except as may be reserved elsewhere in this Plan, the Retirement Committee shall administer the Plan and shall have the sole responsibility for the administration thereof. In exercising any of its discretionary powers with respect to the administration of the Plan, the Retirement Committee shall act in a uniform and nondiscriminatory manner and for the exclusive benefit of the Participants, retired Participants and their Beneficiaries. The Retirement Committee shall have all powers and duties necessary and proper to carry out its responsibilities under the Plan including, but not by way of limitation,

         (a) To construe and interpret the Plan and the Trust, resolve any ambiguities and decide all questions as to eligibility and the determination of the amount, manner and time of payment of any benefits thereunder.

         (b) To prescribe procedures to be followed and forms to be used by Participants or Beneficiaries of the Plan, and to establish such rules and guidelines as may be necessary or desirable for the proper administration of the Plan.

         (c) To prepare and distribute, in such manner as it determines to be appropriate, all reports, returns and information related to the Plan, whether as required by law or at the request of Participants, Beneficiaries or other persons, or otherwise.

         (d) To receive from the Company and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan.

         (e) To furnish the Company upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate.

         (f) To employ such experts, counsel and agents, and to secure such accounting, actuarial and other services as it may deem advisable in carrying out its powers and duties under the Plan.

         (g) To authorize the payment of Plan benefits due to Participants and Beneficiaries.

         (h) To appoint a subcommittee consisting of at least three persons, to serve at the pleasure of and subject to the rules of the Retirement Committee, to consider requests for hardship withdrawals and loans under the applicable provisions of the Plan.

         The Retirement Committee shall also have the powers and duties conferred upon it elsewhere in the Plan. Except as may be otherwise provided in the Plan, the decision of the Retirement Committee as to any dispute or question arising hereunder, including questions of construction, interpretation and administration, shall be final and conclusive.

8.3      AUTHORITY OF COMMITTEE.

         The Retirement Committee shall have all powers and duties necessary and proper for the management and investment of the assets of the Plan, including, but not by way of limitation,

         (a) To establish a funding policy within the meaning of and consistent with ERISA Section 402(b).

         (b) To appoint one or more trustees, to negotiate and enter into on behalf of the Plan a trust agreement with any such trustee and to terminate the management of or replace any such trustee.

         (c) To appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage any or all assets of the Plan, to negotiate and enter into on behalf of the Plan an agreement with any such investment manager and to terminate the engagement of or replace any such investment manager.

         (d) To provide direction and give instructions to any trustee or investment manager on all matters within the Retirement Committee's discretion under the terms of any trust agreement or investment management agreement.

         (e) To execute or deliver any instrument or make any payment in behalf of the Plan.

         (f) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust.

         (g) To select, monitor and replace the Investment Funds.

8.4      ACTION BY THE RETIREMENT COMMITTEE

         The Retirement Committee shall appoint a chairman and a secretary from its members. Action by the Retirement Committee shall be taken by a vote of the majority of its members present at a meeting at which a quorum is present or signed by a majority of its members in writing without a meeting. A majority of the members of the Retirement Committee present at a meeting duly called shall constitute a quorum. The Retirement Committee shall make and maintain minutes of each meeting and shall maintain other appropriate books and records. The Retirement Committee may establish such rules as it deems necessary or desirable for its own operations.

8.5      EMPLOYMENT OF THIRD PARTIES.

         The Retirement Committee may employ one or more persons to render advice or services with regard to any responsibility it has under the Plan or Trust. The compensation of such person or persons shall be fixed by the Retirement Committee.

8.6      ALLOCATION AND DELEGATION.

         Except as limited in this Section 8.6 of this Article VIII the Retirement Committee may allocate among its members, or delegate to any person who is not a member, any responsibility which it has hereunder. No responsibility with respect to the management or control of the assets of the Trust may be so delegated or allocated; provided, however, that the Retirement Committee may appoint one or more investment managers in respect of the assets of the Trust. Any delegation or allocation of responsibility pursuant to this
Section 8.6 shall be evidenced by the minutes of the meeting at which such delegation or allocation was approved or, if no such meeting was held, by the writing under which such action was taken. Any action of a person to whom such responsibility has been allocated or delegated shall have the same force and effect for all purposes hereunder as if taken by the Retirement Committee. Any allocation or delegation to any person may be revoked upon written notice delivered to such person. The Retirement Committee shall monitor any person to which it allocates or delegates any responsibility pursuant to this Section 8.6 and shall require such person periodically to report regarding the discharge of such responsibility.

8.7      REPORTS.

         The Retirement Committee shall report to the Board of Directors not less than annually regarding the administration of the Plan, including, but not limited to, the management of the assets of the Plan.

8.8      CLAIMS PROCEDURE

         The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary at his or her last address shown on Plan records; and such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim, and in the event of continued disagreement, may appeal to the Company (or an appellate benefits review committee appointed by it) whose decision shall be final.

8.9      APPLICATION AND FORMS FOR BENEFITS

         The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit on the forms approved by the Committee, and to furnish all pertinent information requested by the Committee, as a condition precedent to payment of benefits. The Committee may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address.

8.10     FACILITY OF PAYMENT

         Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payments to such person or to his or her legal representative or to a relative or friend of such person for his or her benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.11     INDEMNIFICATION

         To the extent permitted by law, the Company and any adopting Employer shall and do hereby jointly and severally indemnify and agree to hold harmless their employees, officers and directors who serve in fiduciary capacities with respect to the Plan and Trust Agreement from all loss, damage, or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, which acts, omissions, or conduct constitute or are alleged to constitute a breach of such individual's fiduciary or other responsibilities under ERISA or any other law, except for those acts, omissions, or conduct resulting from his own willful misconduct, willful failure to act, or gross negligence; provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or contracts.

                           ARTICLE IX. - MISCELLANEOUS

9.1      NONGUARANTEE OF EMPLOYMENT

         Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

9.2      RIGHTS TO TRUST ASSETS

         No Employee, Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund at any time, including upon termination of his or her employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits properly payable under the Plan to a Participant or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made solely out of the assets of the Trust Fund to the extent sufficient, and none of the Fiduciaries or Employers shall be liable therefor in any manner.

9.3      NONALIENATION OF BENEFITS

         (a) Except as provided in Article VI or as required by law, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

         (b) In accordance with procedures consistent with Code Section 414(p) that are established by the Committee (including procedures requiring prompt notification of the affected Participant and each potential alternate payee of the Plan's receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for the purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan if the Committee determines that they constitute qualified domestic relations orders within the meaning of Code Section 414(p) and ERISA Section 206(d).

9.4      NONFORFEITABILITY OF BENEFITS

         Subject only to the specific provisions of the Plan, nothing shall be deemed to divest a Participant of his or her right to the nonforfeitable benefit to which he or she becomes entitled in accordance with the provisions of the Plan.

                 ARTICLE X. - AMENDMENTS AND ACTION BY EMPLOYER

10.1     AMENDMENTS

         The Company reserves the right to make from time to time any amendment or amendments to the Plan which do not cause (i) any adverse consequences to any Participant's rights in his or her Account balances and Funds in which such balances are invested, or (ii) any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries, provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code and other applicable law.

10.2     ADMINISTRATIVE DISCRETION AND MANDATORY PROCEDURES

         (a) Discretion. Whenever in the administration of the Plan any action is required to be taken by the Committee, Trustee, the Company, or their delegatees, including, without limitation, deciding issues of Plan interpretation and construction, such action shall be taken in the exercise of their discretion and shall be binding and conclusive upon all persons, regardless of whether the particular Plan provision being construed expressly grants such discretion; provided, however that any exercise of such discretion shall be uniform and nondiscriminatory.

         (b) Procedures Mandatory. In adopting this Plan, the Company has, in consultation with the bargaining unit representatives and in compliance with ERISA, developed and adopted procedures for resolving disputes arising under this Plan in order to assure a fair and complete review of claims and to assure proper employer action. To the extent permitted by law, completion of such claims procedures shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan or by another person claiming rights through such a person. the Company (or its delegatee as provided herein) may, in its discretion, waive these procedures as a mandatory precondition to such an action under circumstances warranting such waiver.

      ARTICLE XI. - SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

11.1     SUCCESSOR EMPLOYER

         In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made in the sole discretion of the Company by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liability by the successor and the successor shall have all of the powers, duties, and responsibilities of the Employer under the Plan.

11.2     CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATIONS OF PLANS

         In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

                  (i) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated); and the determination of such benefits shall be made in the manner and at the time, prescribed in regulations issued under ERISA;

                  (ii) The Employer under the Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new Employer's plan; and

                  (iii) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                         ARTICLE XII. - PLAN TERMINATION

12.1     RIGHT TO TERMINATE

         In accordance with the procedures set forth in this Article, the Company may terminate the Plan at any time in its entirety or with respect to any Employer or group of Employees or Participants. An Employer may terminate the Plan at any time with respect to its Employees or any group of its Employees or Participants, provided such Employer has made all contributions due to the Plan to the date of such termination.

12.2     PARTIAL TERMINATION

         Upon termination of the Plan by the Company or by the Employer with respect to such Employer or a group of Employees or Participants of such Employer, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with
Section 12.3.

12.3     LIQUIDATION OF THE TRUST FUND

         (a) Upon termination or partial termination of the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee: (i) to continue to administer the Trust Fund and pay Account balances in accordance with Article VI to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated; or (ii) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants and Beneficiaries in proportion to their respective Account balances or rights thereto.

         (b) In case the Committee directs liquidation of the Trust Fund pursuant to (a) above, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund.

         (c) The Trustee may delay distribution of assets under Section 12.3 pending receipt of written determination by the Internal Revenue Service that the Plan is qualified upon termination.

                        ARTICLE XIII. - ADOPTION OF PLAN

13.1     ADOPTION AGREEMENT

         (a) Subject to the approval of the Company, and consistent with the provisions of ERISA and other applicable law, an Affiliate may adopt the Plan for its Eligible Employees or a class of such Employees in a manner not inconsistent with ERISA by entering into an Adoption Agreement in the form and substance prescribed by the Committee.

         (b) The Company may prospectively revoke or modify any Employer's participation in the Plan at any time and for any or no reason, without regard to the terms of any Adoption Agreement, or terminate the Plan with respect to such Employer's Employee Participants.

         (c) By execution of an Adoption Agreement (each of which by this reference shall become a part of the Plan), the Employer agrees to be bound by all the terms and conditions of the Plan.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by its duly authorized representative on this 30th day of December, 1998, effective as of January 1, 1998.


                                THE DIAL CORPORATION



                                By:  /s/ BERNHARD J. WELLE
                                     ------------------------------------------
                                Its: SVP Human Resources
                                     ------------------------------------------

                                   APPENDIX A

                              THE DIAL CORPORATION
                        401(K) PLAN FOR HOURLY EMPLOYEES


            AFFILIATE                         ADOPTION DATE                            BARGAINING UNIT
            ---------                         -------------                            ---------------
                                             October 1, 1991                        Aurora, IL. UFCW #100A
                                             October 1, 1991                      Fort Madison, IA UFCW #617
                                             November 1, 1992                      New Berlin, WI UFCW #73A
                                              April 1, 1994                        Bristol, PA OCAW #8-373
                                               July 3, 1995                        St. Louis, MO APAIE #618

                                       -I-

                                PLAN SUPPLEMENTS

                              THE DIAL CORPORATION
                        401(k) PLAN FOR HOURLY EMPLOYEES

Plan Supplement

Effective Date                             October 1, 1991

Plant Location                             Aurora, Illinois
Bargaining Agent                           United Food and Commercial Workers Union Local #100A

Amendment Date                             April 1, 1995

Elective Deferral Amount                   Any whole percentage (not to exceed 12%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.2

After-Tax Wage Reduction                   Any whole percentage (not to exceed 10%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.3 and 4.4

Matching Contribution Amount               Pursuant to Plan Section 4.1(b)
                                           For period 10/01/90 through 9/3/95:
                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $4.00
                                           For period 9/4/95 through 9/6/97:
                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $5.00
                                           For period beginning 9/7/97 and thereafter:
                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $6.00


Special Provision Concerning Participant Loans:

(a) From and after September 4, 1995 the Committee may, in its sole discretion, and upon such terms and conditions as it may require including full repayment of any outstanding loans, direct the Trustee to loan a Participant an amount which does not exceed the allowable portion, as determined under the following table, of the Participant's total account balances:

        Total Vested Balance                     Maximum Loan (Allowable Portion of Total Account Balances)
        --------------------                     ----------------------------------------------------------
              0 to 999                                                       0%
           $1,000 or more                                      50% but not to exceed $50,000

                                      -II-

(b) If the Participant participates in another plan or plans by the Employer or any of the members of the controlled group of corporations of which the Employer is a part which allow(s) loans, the maximum loan limits reflected in the above table apply in the aggregate to the Plan and any such other plans less any Matching Contributions made under the Plan.

(c) For purposes of this Section, "Total Account Balance" means the total dollar value, as of the Valuation Date coinciding with or immediately preceding the date of the loan, of the Participant's Accounts.

(d) Although used in determining the Total Account Balance, the Employer Contribution Account balance is not available for loan.

(e) All loans shall be subject to the approval of the Committee which shall investigate each application for a loan.

(f) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

         1. An application for a loan by a Participant shall be made in writing to the Committee (or its designee) whose action thereon shall be final.

         2. The period of repayment for any loan shall be by mutual agreement between the Committee and the borrower, but such period shall be in six
         (6) month increments and for not less than six (6) months nor more than five (5) years, except that such five-year repayment rule shall not apply to any loan used for the purpose of establishing or preserving a home which is the Participant's principal residence.

         3. Each loan shall be made against collateral being the assignment of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trust.

         4. Each loan shall bear interest at the prime rate displayed in the Wall Street Journal on the first business day of the month of December, March, June or September immediately preceding the date the loan is approved. Therefore, loans granted at different times may bear different interest rates.

         5. No distributions, other than a hardship withdrawal which is approved by the Committee pursuant to Section 6.5(d) of the Plan, shall be made to any Participant or to any Beneficiary of any such Participant unless and until all unpaid loans, including accrued interest thereon, have been repaid.

                                     -III-

         6. Notwithstanding anything contained herein to the contrary, a Participant may not obtain a loan unless it is consented to by his or her spouse in a signed writing which is notarized or witnessed by a Plan representative or if the Committee determines in it sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

                                      -IV-

                              THE DIAL CORPORATION
                        401(k) PLAN FOR HOURLY EMPLOYEES

Plan Supplement

Effective Date                             October 1, 1991

Plant Location                             Fort Madison, Iowa
Bargaining Agent                           United Food and Commercial Workers Union Local #617

Amendment Date                             October 1, 1995

Elective Deferral Amount                   Any whole percentage (not to exceed 12%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.2


After-Tax Wage Reduction                   Any whole percentage (not to exceed 10%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.3 and 4.4

Matching Contribution Amount               Pursuant to Plan Section 4.1(b)
                                           For period 10/01/90 through 9/3/95:
                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $4.00
                                           For period 10/1/95 through 10/4/97:
                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $5.00
                                           For period beginning 10/5/97 and thereafter:
                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $6.00

Special Provision Concerning Participant Loans:

(a) From and after October 1, 1995 the Committee may, in its sole discretion, and upon such terms and conditions as it may require including full repayment of any outstanding loans, direct the Trustee to loan a Participant an amount which does not exceed the allowable portion, as determined under the following table, of the Participant's total account balances:

        Total Vested Balance                     Maximum Loan (Allowable Portion of Total Account Balances)
        --------------------                     ----------------------------------------------------------
              0 to 999                                                       0%
           $1,000 or more                                      50% but not to exceed $50,000

(b) If the Participant participates in another plan or plans by the Employer or any of the members of the controlled group of corporations of which the Employer is a part which allow(s) loans, the maximum loan limits reflected in the above table apply in the aggregate to the Plan and any such other plans less any Matching Contributions made under the Plan.

                                       -V-

(c) For purposes of this Section, "Total Account Balance" means the total dollar value, as of the Valuation Date coinciding with or immediately preceding the date of the loan, of the Participant's Accounts.

(d) Although used in determining the Total Account Balance, the Employer Contribution Account balance is not available for loan.

(e) All loans shall be subject to the approval of the Committee which shall investigate each application for a loan.

(f) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

         1. An application for a loan by a Participant shall be made in writing to the Committee (or its designee) whose action thereon shall be final.

         2. The period of repayment for any loan shall be by mutual agreement between the Committee and the borrower, but such period shall be in six
         (6) month increments and for not less than six (6) months nor more than five (5) years, except that such five-year repayment rule shall not apply to any loan used for the purpose of establishing or preserving a home which is the Participant's principal residence.

         3. Each loan shall be made against collateral being the assignment of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trust.

         4. Each loan shall bear interest at the prime rate displayed in the Wall Street Journal on the first business day of the month of December, March, June or September immediately preceding the date the loan is approved. Therefore, loans granted at different times may bear different interest rates.

         5. No distributions, other than a hardship withdrawal which is approved by the Committee pursuant to Section 6.5(d) of the Plan, shall be made to any Participant or to any Beneficiary of any such Participant unless and until all unpaid loans, including accrued interest thereon, have been repaid.

         6. Notwithstanding anything contained herein to the contrary, a Participant may not obtain a loan unless it is consented to by his or her spouse in a signed writing which is notarized or witnessed by a Plan representative or if the Committee determines in it sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

                                      -VI-

                              THE DIAL CORPORATION
                        401(k) PLAN FOR HOURLY EMPLOYEES

Plan Supplement

Effective Date                             November 1, 1992

Plant Location                             New Berlin, Wisconsin
Bargaining Agent                           United Food and Commercial Workers Intl. Union
                                           Local #73-A

Amendment Date                             November 1, 1992

Elective Deferral Amount                   Any whole percentage (not to exceed 12%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.2

After-Tax Wage Reduction                   Any whole percentage (not to exceed 10%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.3 and 4.4

Matching Contribution Amount               Pursuant to Plan Section 4.1(b)
                                           For period beginning 11/01/92 and thereafter:

                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $4.00

                                     -VII-

                              THE DIAL CORPORATION
                        401(k) PLAN FOR HOURLY EMPLOYEES

Plan Supplement

Effective Date                             July 3, 1995

Plant Location                             St. Louis, Missouri
Bargaining Agent                           Automotive, Petroleum and Allied Industries Employees Union, Local #618

Amendment Date                             July 3, 1995

Elective Deferral Amount                   Any whole percentage (not to exceed 12%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.2

After-Tax Wage Reduction                   Any whole percentage (not to exceed 10%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.3 and 4.4

Matching Contribution Amount               Pursuant to Plan Section 4.1(b)
                                           For period 07/03/95 to 07/01/97:
                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $4.00
                                           For period 07/02/97 and thereafter:
                                               The lesser of 25% of the Participant's Elective Deferral for the week, of $6.00

                                     -VIII-

                              THE DIAL CORPORATION
                        401(k) PLAN FOR HOURLY EMPLOYEES

Plan Supplement

Effective Date                             April 1, 1994

Plant Location                             Bristol, Pennsylvania
Bargaining Agent                           Oil, Chemical, and Atomic Workers Intl. Union AFL-CIO Local #8-373

Amendment Date                             April 1, 1994

Elective Deferral Amount                   Any whole percentage (not to exceed 12%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.2

After-Tax Wage Reduction                   Any whole percentage (not to exceed 10%)
                                           of Compensation authorized by the
                                           Participant pursuant to Plan Section 4.3 and 4.4

Matching Contribution Amount               Pursuant to Plan Section 4.1(b)
                                           For period 04/01/94 and thereafter:
                                               The lesser of 25% of the Participant's Elective Deferral for that week, or $4.00

                                      -IX-